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                                                                      EXHIBIT 21


SUBSIDIARIES OF OVERSEAS PARTNERS LTD.
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Corporation                                        Jurisdiction of Incorporation
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
Overseas Partners Re Ltd.                                   Bermuda
Overseas Partners Cat Ltd.                                  Bermuda
Overseas Partners Assurance Ltd.                            Bermuda
OPL Group Investment Ltd                                    Bermuda
Overseas Partners Credit, Inc.                              Cayman Islands
Overseas Partners (Cayman) Ltd                              Cayman Islands
Overseas Partners Capital Corp.                             Delaware
Copley One LLC.                                             Massachusetts
Copley Place Associates, LLC.                               Massachusetts
Copley Place Corp., Inc.                                    Delaware
KMS II Realty Limited Partnership                           Delaware
OPL Funding Corp.                                           Delaware
Overseas Alliance Insurance Agency, Inc.                    Delaware
Overseas Capital Co.                                        Delaware
Overseas Management, Inc.                                   Massachusetts
Overseas Partners (333), Inc.                               Illinois
Overseas Partners (AFC), Inc.                               Georgia
Overseas Partners Capital (Illinois), Inc.                  Delaware
Overseas Partners Capital (Massachusetts), Inc.             Massachusetts
Overseas Partners (Madison Plaza), Inc.                     Delaware
Overseas Partners (Madison Plaza) LLC                       Illinois
Parcel Insurance Plan, Inc.                                 Delaware
Overseas Partners US Holding Company                        Delaware
Overseas Partners US Reinsurance Company                    Delaware
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